EXHIBIT 10.5M

AMENDMENT NUMBER 10 TO LICENSE AND DISTRIBUTION AGREEMENT

This Amendment Number 10 to License and Distribution Agreement (the “Amendment”) is entered into as of October 15, 2004 (the “Amendment Effective Date”) by and between Altiris, Inc., a Delaware corporation, having its principal place of business at 588 W. 400 South, Lindon, Utah 84042 (“Altiris”), and Hewlett-Packard Company, a Delaware corporation, having its principal place of business at 3000 Hanover Street, Palo Alto, California 94304 (“HP”); and

Whereas, Compaq Computer Corporation (“Compaq”) and Altiris entered into a License and Distribution Agreement made effective on November 12, 1999, and as previously amended by the Parties (the “Agreement”) that grants Compaq certain license and distribution rights to Altiris software products; and

Whereas, Altiris has previously consented to the assignment of the Agreement to HP whereby HP, as successor in interest to Compaq, assumes and agrees to perform all the remaining obligations of Compaq; and

Whereas, the Parties agree to amend the terms of the Agreement, solely for the purpose set forth below, and have signified their acceptance by the execution of this Amendment.

Now, therefore, in consideration of the mutual covenants and promises in the Agreement as amended hereunder, and for other good and valuable considerations, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1. Capitalized terms not otherwise defined in this Amendment shall have the meaning as set forth in the Agreement. Terms not expressly amended in this Amendment shall remain in full force and effect as set forth in the Agreement. In the event of a conflict between this Amendment and the Agreement, the terms and conditions of this Amendment shall prevail.

2. Section 1 of the Agreement is amended by adding the following new subsection:

1.25 Altiris Client for Pocket PC. “Altiris Client for Pocket PC” shall mean a time-trial version of the Altiris Deployment Solution Pocket PC Agent v 6.1 software product. The term “Distributable Client Agent” as set forth in Section 1.3(a) of the Agreement shall also include the Altiris Client for Pocket PC.

1.26 iPAQ Hardware. “iPAQ Hardware” shall mean any HP iPAQ hardware device.

3. Section 9 of the Agreement is amended by adding the following new subsection:

1

9.25 [*].

4. Section 7 of the Agreement is amended by adding the following new subsection:

7.5 HP will:

•	Provide Altiris at least 1 of each the iPAQ Hardware set forth in Section 1.26 for testing purposes. Highlight the Altiris solution on the Companion CD that HP ships with the iPAQ Hardware.

•	Highlight the Altiris solution in the HP iPAQ Solutions Catalog.

•	Highlight the iPAQ management capabilities within the Altiris solution in sales training material for HP sales, HP Wireless Specialists, HP Services, Account Teams, and other internal HP organizations.

      Altiris will:

•	Host a co-branded web page that highlights the value of the Altiris solution used in conjunction with the iPAQ Hardware. The iPAQ Companion CD distributed by HP and HP’s web sites will point to this co-branded web page. The Parties agree to work together to create mutually acceptable content for the co-branded web page.

•	Provide call center support for corporate implementations of the Altiris Client for PocketPC software product pursuant to Altiris’ standard support policies for supporting time-trial products

•	Promote, as mutually agreed upon by the Parties, HP iPAQ Pocket PC products as a recommended Pocket PC device in trade shows, customer briefings, press/analyst briefings, customer pilots, sales brochures, websites, advertising, training materials and other related marketing materials as appropriate. The foregoing statement shall not be construed in any way as limiting Altiris’ ability to sell or promote the Altiris Client for PocketPC software product or other software solutions in conjunction with alternate third party PDA products, solutions or services that may compete directly or indirectly with HP’s iPAQ Hardware or other HP products or services.

5. Either Party may terminate this Amendment by providing the other Party with ninety (90) days advance written notice.

6. Section 10.3 (Source Code) of the Agreement shall not apply to the Altiris Client for Pocket PC.

[*] This section is subject to a Confidential Treatment Request

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment by their respective duly authorized representatives to be effective as of the Amendment Effective Date.

HEWLETT-PACKARD COMPANY		ALTIRIS, INC.

By:	/s/ Jim Robinson	By:	/s/ Rob Wellman

Name:	Jim Robinson	Name:	Rob Wellman

Title:	Director	Title:	VP Strategic Alliances

Date:	11/16//04	Date:	11/29/04

Reviewed by Altiris Legal By: EKG Date: 11/29/04

3